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                                                                     EXHIBIT 1.3

                                 FIRST AMENDMENT

                                       TO

                             DISTRIBUTION AGREEMENT


         THIS FIRST AMENDMENT TO DISTRIBUTION AGREEMENT (the "Amendment") to that certain DISTRIBUTION AGREEMENT, dated as of July 24, 2001 (the "Distribution Agreement"), is made and entered into as of the 7th day of January, 2002, by and among El Paso Corporation, a Delaware corporation (the "Company"), and the Agents named in the Distribution Agreement (the "Agents").

         WHEREAS, the Company and the Agents desire to amend the Distribution Agreement to increase the aggregate initial offering price of the Company's Medium Term Notes (the "Notes") to be offered thereunder from $900,000,000 to $1,620,000,000, of which $700,000,000 has been previously issued by the Company, and to revise the definition of "Prospectus" to include the Company's prospectus supplement dated January 7, 2002.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Agents agree as follows:

                  1. The first sentence of the Distribution Agreement is hereby amended by and deleting it in its entirety and replacing it as follows:

                           "El Paso Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you (each an "Agent" and collectively the "Agents") with respect to the issue and sale by the Company of its Medium Term Notes (the "Notes") having an aggregate initial offering price of up to $1,620,000,000 (or the equivalent thereof if any of the Notes are denominated in one or more foreign currencies or foreign composite currency units) plus any additional amounts as may be issued pursuant to a Registration Statement filed under Rule 462(b) of the Securities Act.";

                  2. Section 1(a) of the Distribution Agreement is hereby amended by deleting the clause "the base prospectus relating to the Notes constituting a part of such registration statement as supplemented by that certain prospectus supplement, dated as of July 24, 2001 relating to the Notes, including in each case any documents incorporated by reference therein as of such filing, being hereinafter called the "Prospectus;" and replacing such clause with the following:

                           "the base prospectus relating to the Notes constituting a part of such registration statement as supplemented by that certain prospectus supplement, dated as of January 7, 2002 relating to the Notes, including in



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                           each case any documents incorporated by reference
                           therein as of such filing, being hereinafter called the "Prospectus;"

                  3. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement; and

                  4. Except as specifically amended hereby, the Distribution Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                       EL PASO CORPORATION


                                       By: /s/ John Hopper
                                          --------------------------------------
                                          John Hopper, Vice President

                                       BANC OF AMERICA SECURITIES LLC


                                       By: /s/ Lily Chang
                                          --------------------------------------
                                          Lily Chang, Principal


                                       ABN AMRO INCORPORATED


                                       By: /s/ Linda A. Dawson
                                          --------------------------------------
                                          Linda A. Dawson


                                       J.P. MORGAN SECURITIES INC.


                                       By: /s/ Maria Sramek
                                          --------------------------------------
                                          Maria Sramek, Vice President



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